                                                 Exhibit 99.1

Boa Technology Inc. and
Subsidiaries
Consolidated Financial Statements
December 31, 2019

Boa Technology Inc. and Subsidiaries
Index
December 31, 2019

Page(s)
Report of Independent Auditors	1

Consolidated Financial Statements

Balance Sheet	2

Statement of Operations	3

Statement of Changes in Stockholders' Equity	4

Statement of Cash Flows	5

Notes to Financial Statements	6

Report of Independent Auditors

To the Board of Directors of Boa Technology Inc.

We have audited the accompanying consolidated financial statements of Boa Technology Inc. and its subsidiaries, which comprise the consolidated balance sheet as of December 31, 2019, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year then ended.

Management's Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility
Our responsibility is to express an opinion on the consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Boa Technology, Inc. and its subsidiaries as of December 31, 2019, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
April 28, 2020, except for the effects of the revisions discussed under Adjustments to Financial Statements in Note 1 to the consolidated financial statements, as to which the date is December 28, 2020.

Boa Technology Inc. and Subsidiaries
Consolidated Balance Sheet
December 31, 2019

2019
Assets
Current assets
Cash and cash equivalents	$50,174,174
Short-term investments	11,989,674
Trade accounts receivable, net	1,263,296
Inventory, net	5,904,112
Prepaid expenses and other current assets	824,274
Income tax receivable	109,367
Total current assets	70,264,897
Noncurrent assets
Property, equipment and improvements, net	10,529,451
Patents, trademarks and licenses, pending	1,443,586
Patents, trademarks, licenses and capitalized development costs, net	2,220,641
Deposits and other assets	1,527,168
Total noncurrent assets	15,720,846
Total assets	$85,985,743

Liabilities and Stockholder's Equity
Current liabilities
Accounts payable, trade	$1,319,879
Accounts payable to related parties	1,716,758
Accrued expenses	4,266,823
Deferred revenue	2,451,429
Total current liabilities	9,754,889
Noncurrent liabilities
Deferred lease incentive	2,174,567
Deferred rent	775,951
Deferred tax liabilties	52,374
Other liabilities	230,092
Total liabilities	12,987,873

Commitments and contingencies (Note 3)

Stockholder's equity
Common stock, $0.001 par value; 100 shares authorized; 100 shares issued and outstanding at December 31, 2019	—
Additional paid-in-capital	11,394,619
Retained earnings	61,605,964
Other comprehensive (loss)	(2,713)
Total stockholders' equity	72,997,870
Total liabilities and stockholders' equity	$85,985,743
The accompanying notes are an integral part of these consolidated financial statements.

Boa Technology Inc. and Subsidiaries
Consolidated Statement of Operations
Year Ended December 31, 2019

2019
Net sales	$105,147,072
Net sales to related parties	1,129,172
Total sales, net	106,276,244
Cost of goods sold	16,287,960
Cost of goods sold related parties	28,744,261
Total cost of goods sold	45,032,221
Gross profit	61,244,023
Operating expenses	37,860,499
Operating income	23,383,524
Other income (expense)
Interest and dividend income	939,749
Other (expense) income, net	(50,249)
Income before provision for income taxes	24,273,024
Provision for income taxes	(5,452,356)
Net income	$18,820,668

The accompanying notes are an integral part of these consolidated financial statements.

Boa Technology Inc. and Subsidiaries
Consolidated Statement of Changes in Stockholder's Equity
Year Ended December 31, 2019

	Common Stock
	Shares	Amount	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive (Loss)	Total
Balances at December 31, 2018	100	$—	$10,410,517	$42,785,296	$—	$53,195,813
Stock-based compensation expense	—	—	610,649	—	—	610,649
Capital contributions - options	—	—	373,453	—	—	373,453
Net income	—	—	—	18,820,668	—	18,820,668
Other comprehensive (loss)	—	—	—	—	(2,713)	(2,713)
Balances at December 31, 2019	100	$—	$11,394,619	$61,605,964	$(2,713)	$72,997,870

The accompanying notes are an integral part of these consolidated financial statements.

Boa Technology Inc. and Subsidiaries
Consolidated Statement of Cash Flows
Year Ended December 31, 2019

2019
Cash flows from operating activities:
Net income	$18,820,668
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,981,805
Stock-based compensation	610,649
Loss on disposal of property, equipment and improvements	32,635
Write-off of patent rights	16,109
Deferred taxes	98,410
Net changes in assets and liabilities
Trade accounts receivable, net	1,062,379
Inventory, net	(1,272,896)
Prepaid expenses and other current assets	640,814
Deposits and other assets	(290,617)
Accounts payable, trade	(674,166)
Accounts payable due to related parties	(968,816)
Accrued expenses	364,343
Deferred rent	142,230
Income tax payable/receivable	280,249
Deferred revenue	1,259,173
Other liabilities	53,822
Net cash provided by operating activities	24,156,791
Cash flows from investing activities
Purchases of short-term investments	(11,989,674)
Acquisition of property, equipment and improvements	(3,960,313)
Development of patent rights	(676,916)
Deferred lease incentive	(423,838)
Net cash used in investing activities	(17,050,741)
Cash flows from financing activities
Proceeds from capital contributions - Options	373,453
Net cash used in financing activities	373,453
Net increase in cash	7,479,503
Cash and cash equivalents
Beginning of year	42,694,671
Ending of year	$50,174,174
Supplemental disclosures of cash flow information
Cash paid for income taxes	$5,019,876
Noncash activity
Accrued purchases of property, equipment and improvements	$139,264
Accrued development of patent rights	99,589
Tenant improvements paid by lessor	63,000
The accompanying notes are an integral part of these consolidated financial statements.

Boa Technology Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2019

1.    Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations
Boa Technology Inc. (Boa or the Company) was formed in the State of Colorado on August 5, 1998. Boa was converted to a corporation in the State of Delaware on August 7, 2012. Boa is a wholly owned subsidiary of Reel Holding Corporation (Reel or Parent). Reel was formed in the State of Delaware on May 17, 2012. Reel owns 100% of the equity interest in Boa. Boa’s wholly owned subsidiary, Boa Technology Hong Kong Ltd (BHK), was incorporated in Hong Kong, China on February 12, 2010 to provide warehousing, distribution and logistics capabilities in Asia. Boa’s wholly owned subsidiary, Boa Technology Shenzhen Representative Office (SZRO), was incorporated in Shenzhen, China on September 14, 2011 to provide factory development support and quality control activities. Boa’s wholly owned subsidiary, Boa Technology GmbH, was incorporated in Mondsee, Austria on May 8, 2013 to provide sales, marketing and customer support activities. Boa’s wholly owned subsidiaries, Boa Technology Japan Inc. and Boa Technology Korea Inc., were incorporated in Chiba, Japan and Seoul, South Korea, respectively, on January 21, 2016 to provide sales, marketing and customer support activities. BHK’s wholly owned subsidiary, Boa Technology Shanghai Ltd, was incorporated in Shanghai, China on March 29, 2018 to provide sales, marketing, customer support, warehousing, distribution and logistics activities. BHK’s wholly owned subsidiary, Boa Technology Shenzhen Ltd, was incorporated in Shenzhen, China on July 23, 2019 to provide sales, marketing, customer support, warehousing, distribution and logistics activities.

The Company develops and manufactures dial-based performance fit systems. The Company is headquartered in Denver, Colorado, USA but contract manufacturing, factory development support and distribution is conducted globally. The Company’s products are marketed throughout the world.

Summary of Significant Accounting Policies

Basis of Presentation
The Company follows accounting standards established by the Financial Accounting Standards Board (FASB) to ensure consistent reporting of financial condition, results of operation and cash flows. References to Generally Accepted Accounting Principles in the United States (GAAP) in these footnotes are to the FASB Accounting Standards Codification TM (ASC or the Codification).

Adjustments to Financial Statements
Certain prior period amounts have been reclassified to conform to comply with the SEC’s SX regulations. These reclassifications did not have a significant impact on the Company’s consolidated financial statements. The following table presents the impact of the reclassifications on the consolidated balance sheet, consolidated statement of operations, and consolidated statement of cash flows.

The following table presents the impact of the reclassification on the consolidated balance sheet:

	As of December 31, 2019
	As Previously Reported	Related Party Disclosure	As Adjusted
Accounts payable, trade	3,036,637	(1,716,758)	1,319,879
Accounts payable to related parties	—	1,716,758	1,716,758

The following table presents the impact of the reclassification on the consolidated statement of operations:

	Year Ended December 31, 2019
	As Previously Reported	Related Party Disclosure	As Adjusted
Net sales	106,276,244	(1,129,172)	105,147,072
Net sales to related parties	—	1,129,172	1,129,172
Cost of goods sold	45,032,221	(28,744,261)	16,287,960
Cost of goods sold related parties	—	28,744,261	28,744,261

Boa Technology Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2019

The following table presents the impact of the reclassification on the consolidated statement of cash flows:

	Year Ended December 31, 2019
	As Previously Reported	Related Party Disclosure	As Adjusted
Accounts payable, trade	(1,642,982)	968,816	(674,166)
Accounts payable to related parties	—	(968,816)	(968,816)

New Accounting Guidance
In February 2016, the FASB issued ASU No. 2016-02, Leases, which changes how the definition of a lease is applied and requires lessees to recognize assets and liabilities arising from operating leases on the balance sheet. Lessees and lessors are now required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach or use an optional transition method that allows lessees and lessors to continue recognizing and disclosing leases entered into prior to the adoption date under current GAAP. The modified retrospective approach includes a number of optional practical expedients that entities may elect to apply. These practical expedients relate to the identification and classification of leases that commenced before the effective date, initial direct costs for leases that commenced before the effective date and the ability to use hindsight in evaluating lessee options to extend a lease, terminate a lease or to purchase the underlying asset. This ASU is effective for annual and interim reporting periods in 2019 for public entities. This ASU is effective for annual reporting periods in 2020 and interim reporting periods in 2021 for nonpublic entities. In 2018 and 2019, the FASB issued the following ASUs related to ASU 2016-02: ASU 2018-10, Codification Improvements to Topic 842, Leases; ASU 2018-11, Leases: Targeted Improvements; ASU 2018-20, Leases: Narrow-Scope Improvements for Lessors; and ASU 2019-01, Leases: Codification Improvements. All of the supplemental ASUs must be adopted simultaneously with ASU 2016-02. The Company is still evaluating the potential impact of this ASU on its consolidated financial statements and related disclosures, but believes it will have a material impact on the consolidated balance sheets only.

Principles of Consolidation
The financial statements as of December 31, 2019 present the consolidated financial position of the Company and the results of their operations and cash flows for the year then ended. All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates in Preparation of Financial Statements
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Other Comprehensive Income
Other comprehensive loss of $2,713 at December 31, 2019 consist of foreign currency translation adjustments.

Revenue Recognition
In May 2014, the FASB issued authoritative guidance related to revenue recognition from contracts with customers. Effective January 1, 2019, the Company adopted the guidance and recognizes revenue pursuant to Accounting Standards Codification 606 ("ASC 606"). The adoption of this guidance did not have, and is not expected to have, a significant impact on our reported revenues. No significant judgements were made when applying the guidance of ASC 606.

Revenue is recognized when the Company’s performance obligations are satisfied by transferring control of the product to the customer. Transfer of control is based upon shipment under free on board shipping point freight terms. Prepayment is required for most orders prior to shipment. Payments received prior to shipment are presented as deferred revenue until the product ships. The Company excludes from revenues taxes assessed by governmental authorities, including value-added and other sales-related taxes.

The Company provides its customers the right to return products that are damaged or defective. Revenue for the year ended December 31, 2019 has been reduced by $53,934 related to sales discounts and allowances.

Boa Technology Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2019

Global Business Units reflect the way in which internally-reported financial information is used to make decisions and allocate resources. Revenue disaggregated by Global Business Unit is described below for the year ended December 31, 2019:

2019
Athletic Business Unit	26,529,090
Mountain Business Unit	45,280,276
Professional Business Unit	34,466,878
Total Net Sales	$106,276,244

Cash and Cash Equivalents
The Company considers currency and all marketable investments with original maturities of three months or less to be cash and cash equivalents.

The Company maintains bank accounts in which the deposits are guaranteed by the Federal Deposit Insurance Corporation (FDIC). During the year ended December 31, 2019, the Company had $57,054,451 of deposits in excess of FDIC limits.

Short-term Investments
Short-term investments consist of U.S. Treasury securities with original maturity dates greater than three months. The Company has classified all short-term investments as trading securities as of December 31, 2019. Short-term investments are carried at fair market value, with the change in fair value reported in Interest and dividend income in the consolidated statements of operations.

Trade Accounts Receivable
Trade accounts receivable are carried at their estimated collectible amounts and are periodically evaluated for collectability based on past credit history. The allowance for doubtful accounts represents the Company’s estimate for uncollectible receivables based upon management’s assessment of the probability of collection. The Company has estimated the allowance for doubtful accounts to be $55,000 as of December 31, 2019.

Inventory
Inventory is valued at standard cost which approximates using the first-in, first-out (FIFO) method and is valued at the lower of cost or net realizable value. All inventories are classified as finished goods. The Company evaluates inventory and records an allowance for obsolete and slow-moving inventory. This allowance is based on an ongoing analysis of product demand expected to occur over the next twelve months as well as usage history over the previous 24 months. Based on management’s analysis, the allowance for obsolete and slow-moving inventory was $1,200,000 as of December 31, 2019.

Property, Equipment and Improvements
Property, equipment and improvements are stated at cost. Depreciation expense is provided by the use of the straight-line method over the estimated useful lives of the related assets. The estimated useful lives are as follows:

Equipment	2-7 years
Sofware and computer equipment	3-5 years
Furntiture and fixtures	3-5 years
Tooling and molds	3 years
Vehicles	5 years
Leasehold improvements	Shorter of lease term or useful life

Property, equipment and improvements, net consist of the following at December 31, 2019:

Boa Technology Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2019

2019
Assets under construction	$726,414
Equipment	3,308,323
Software and computer equipment	4,347,098
Furniture and fixtures	1,196,186
Vehicles	120,743
Leasehold improvements	5,743,821
Tooling and molds	8,677,430
24,120,015
Less: Accumulated Depreciation	(13,590,564)
$10,529,451

Depreciation expense was $3,759,113 for the year ended December 31, 2019. Repairs and maintenance are charged to operations as incurred. Major renewals and betterments that extend the useful lives of property and equipment are capitalized.

Patents and Trademarks
Costs incurred to develop and successfully defend patents, trademarks and licenses are stated at cost. Amortization is provided by the shorter of the use of the straight-line method over 15 years (patents and licenses) and 20 years (trademarks) or the assigned life. Prior to the issuance of a patent, trademark or license, the associated costs are classified as patents, trademarks and licenses, pending on the consolidated balance sheets. Amortization begins once the patent, trademark or license is issued. The gross carrying amount of patents, trademarks and licenses issued was $3,125,439 as of December 31, 2019. Amortization expense for the year ended December 31, 2019 was $222,692. During the year ended December 31, 2019, there was $440,844 of pending patents that were transferred to issued patents.

The estimated aggregate future amortization expense for these assets is as follows:

Years Ending December 31,
2020	$233,593
2021	223,202
2022	223,202
2023	210,853
2024	193,095
Thereafter	1,136,696
$2,220,641

Warranty Reserve
In general, the Company warrants its products against defects and specific nonperformance. The Company began offering lifetime warranties during 2009. The Company records a warranty reserve based on historical information on the nature, frequency and average cost of warranty claims. The warranty reserve of $453,369 at December 31, 2019 is recorded in accrued expenses in the consolidated balance sheet. As of December 31, 2019, the Company has recorded warranty expense of $563,756 included in cost of goods sold in the consolidated statement of operations.

Advertising Costs
Advertising costs, except for costs associated with direct-response advertising, are charged to operations when incurred. Total advertising expense for the year ended December 31, 2019 was $1,576,375 and has been included in operating expenses in the consolidated statement of operations.

Income Taxes
The Company accounts for income taxes under the provisions of ASC 740, Income Taxes. Income taxes are

Boa Technology Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2019

provided for the tax effects of transactions reported in the financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date. Investment tax credits are recognized as a reduction of income taxes in the period in which the credits are recognized. Valuation allowances are established to reduce the net deferred tax asset if it is determined to be more likely than not that all or some portion of the net deferred tax asset will not be realized.

The Company follows the accounting standard on accounting for uncertainty in income taxes, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements. Under this guidance, the Company may recognize the tax benefit from an uncertain tax position only if it is more-likely-than-not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The guidance on accounting for uncertainty in income taxes also addresses de-recognition, classification, interest and penalties on income taxes, and accounting in interim periods.

The Company is not subject to examination by U.S. federal tax authorities for tax years before 2016 and state tax authorities for tax years before 2015. Interest and penalties, if any, are recorded by the Company within income tax expense.

Fair Value Measurements
The Company determines the fair market values of its financial instruments in accordance with ASC 820, Fair Value Measurements and Disclosures (ASC 820). The additional disclosures required about fair value measurements include, among other things, (a) the amounts and reasons for certain significant transfers among the three hierarchy levels of inputs, (b) the gross, rather than net, basis for certain Level 3 roll-forward information, (c) use of a “class” basis rather than a “major category” basis for assets and liabilities, and (d) valuation techniques and inputs used to estimate Level 2 and Level 3 fair value measurements. The following information incorporates these new disclosure requirements.

Under accounting standards, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The Company categorizes the financial assets and liabilities carried at fair value in its consolidated balance sheets based upon a three-level valuation hierarchy. The hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable valuation inputs (Level 3). If the inputs used to measure a financial asset or liability cross different levels of the hierarchy, categorization is based on the lowest level input that is significant to the fair value measurement. Management’s assessment of the significance of a particular input to the overall fair value measurement of a financial asset or liability requires judgment, and considers factors specific to the asset or liability. The three levels are described below:

Level 1	Quoted prices for identical assets and liabilities traded in active exchange markets, such as the New York Stock Exchange.
Level 2	Observable inputs other than Level 1 including quoted prices for similar assets or liabilities, quoted prices in less active markets, or other observable inputs that can be corroborated by observable market data. Level 2 also includes derivative contracts whose value is determined using a pricing model with observable market inputs or can be derived principally from or corroborated by observable market data.
Level 3	Unobservable inputs supported by little or no market activity for financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation; also, includes observable inputs for nonbinding single dealer quotes not corroborated by observable market data.

The following is a description of the valuation methodologies used for instruments measured at fair value:

Boa Technology Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2019

U.S. Treasury securities – Fair value is based on quoted market prices in active Markets.

The carrying value of receivables, payables and accrued expenses approximate fair value due to the short maturity of these instruments.

Concentrations of Credit Risk
For the year ended December 31, 2019, the following customers represent accounts receivable concentration risk:

Accounts Receivable
Customer	2019
A	24%
B	14%

The Company contracts with a vendor who manufactures inventory according to the Company’s specifications. Although this could create a temporary risk to the Company should the vendor fail to meet contractual obligations, management believes that alternative vendors would be available if needed.
2.    Stockholders' Equity

During 2012, the board of directors authorized 100 shares of $0.001 par value common stock. The Company’s parent owns 100% of the issued and outstanding shares as of December 31, 2019.

Parent Stock Incentive Plan
In 2012, the Company’s parent adopted an equity incentive plan to provide incentive stock options of common stock to employees, consultants, and board members of the Company. Therefore, the effects of the Parent’s equity incentive plan have been pushed down to the Company’s financial statements. The board of directors has authorized a total of 467,000 shares of common stock to be allocated under the 2012 plan. In 2015, the board of directors authorized an additional 65,000 shares of common stock to be allocated under the 2012 plan. In 2016, the board of directors authorized an additional 130,000 shares of common stock to be allocated under the 2012 plan. Unexercised options granted prior to the 2012 plan to individuals whose relationship with the Company has terminated are required to be forfeited and returned to the Company and are not available for future grant. Unexercised options granted under the 2012 plan to individuals whose relationship with the Company has terminated are required to be forfeited and returned to the Company for future grant. As of December 31, 2019, a total of 84,221 stock options are available for grant under the 2012 plan.

On March 1, 2018, The Company’s parent authorized the repurchase of up to 180,949 shares of issued common stock for an aggregate value of $4,141,430. The transaction concluded on April 6, 2018 with 132,405 shares of issued common stock being repurchased at a price of $27.54 per share, for a total of $3,813,093. The amount repurchased includes direct transaction fees of $166,659.

During 2019, certain employee stock options were exercised for 27,789 shares of common stock at $0.0001 par value for cash of $373,453.

A summary of option activity for the year ended December 31, 2019 is as follows:

	Options	Weighted-Average Exercise Price
Options outstanding at December 31, 2018	483,837	$23.30
Granted	6,000	38.24
Exercised	(27,789)	13.44
Forfeited	(13,907)	26.18
Options outstanding at December 31, 2019	448,141	$24.03

Boa Technology Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2019

The fair value of the underlying options on their grant date in 2019 was $11.14, as determined by the Black-Scholes-Merton valuation model. As of December 31, 2019, there was a total of $1,539,343 of unrecognized expense remaining to be recognized over a weighted-average period of 2.2 years.

The following summarizes information about stock options outstanding and exercisable as of December 31, 2019:

2019
Options Outstanding				Options Exercisable
Exercise Price	Number of Options	Weighted-Average Remaining Contractual Life	Weighted- Average Exercise Price	Number of Options	Weighted- Average Exercise Price
$3.60	4,420	1.8 years	$3.60	4,420	$3.60
11.70	72,756	3.4 years	11.70	72,756	11.70
12.25	13,144	4.1 years	12.25	13,144	12.25
17.23	39,531	5.2 years	17.23	38,156	17.23
22.86	40,650	6.4 years	22.86	30,188	22.86
27.01	218,250	8.0 years	27.01	103,875	27.01
27.54	3,500	8.6 years	27.54	875	27.54
38.24	55,890	9.0 years	38.24	9,850	38.24
	448,141		$24.03	273,264	$20.43

The total fair value of options vested during the year ended December 31, 2019, based on fair values ranging from $5.30 to $11.67 per share, was $610,649 and has been recorded as compensation expense in operating expenses in the consolidated statement of operations. The intrinsic value of stock options exercised during the year ended December 31, 2019 was $703,988.

The fair value of options was estimated using the Black-Scholes-Merton valuation model requiring the use of subjective valuation assumptions. The Black-Scholes-Merton valuation model requires several inputs, including the expected stock price volatility and expected option term.

The fair value of options granted in 2019 was estimated using the following assumptions:

2019
Risk-free interest rate	1.9%
Expected dividend yield	None
Expected volatility factor	32.2%
Expected option term	6.5 years
Expected forfeitures	26.9%

The risk-free interest rate is based on the U.S. Treasury rate at the date of grant. The volatility factor was determined based on available market data for similar companies. No dividends are expected to be paid. Forfeitures and option life have been estimated by the Company based upon historical experience under the plan.

Parent Phantom Stock Plan
In 2015, the Company’s parent adopted a phantom stock incentive plan to provide shares of phantom stock to foreign employees of the Company. The Board of Directors has authorized a total of 125,000 shares of phantom stock to be allocated under the 2015 plan. The liability associated with the plan is calculated as the difference between the fair market value of the Company’s stock price at the time of a change in control and the value assigned to each share at the time of grant, and is only triggered by a change in control. As a result, the effects of the plan will only be recorded at the time a change in control becomes probable. Phantom stockholders are required to be employed by the Company at the time of a change in control in order to vest in the award. Awards to individuals whose relationship with the Company has terminated are required to be forfeited and returned to the Company for future grant. As of December 31, 2019, a total of 46,750 shares of phantom stock are available for grant under the 2015 plan.

Boa Technology Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2019

The following summarizes information about phantom stock outstanding as of December 31, 2019:

2019
Phantom Stock Outstanding
Grant Price	Number of Options
$17.23	43,500
22.86	20,500
27.01	6,250
27.54	5,000
38.24	3,000
78,250

3.    Commitments and Contingencies

Leases
The Company has entered into various leases for the use of office space. The leases require payments ranging from $3,303 to $329,201 per month, and expire at various times through July 2028. The Company also has a lease for office equipment that expires in October 2024. Certain leases include fixed rent increase provisions.

The minimum annual payments under the terms of these leases and product commitments for the years ending after December 31, 2019 are as follows:

2020	$4,604,297
2021	4,238,560
2022	4,052,647
2023	4,106,085
2024	4,167,467
Thereafter	2,758,043
$23,927,099

Rent expense for the year ended December 31, 2019 was $4,132,786.

4.    Income Taxes

Income tax provision consists of the following components for the year ended December 31, 2019:

		2019
Current
Federal		$4,313,755
Foreign		1,040,187
	Total current provision	5,353,942
Deferred
Federal		136,402
State		(37,988)
	Total deferred provision	98,414
	Total provision for income taxes	$5,452,356

Deferred tax assets and liabilities as of December 31, 2019 consist of the following components:

Boa Technology Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2019

Noncurrent deferred tax assets (liabilities)	2019
Accrued liabilities	$91,777
Inventory reserve	252,412
Warranty	95,363
Intangible assets	41,399
Net operating loss	845,528
Depreciation of property and equipment	(606,716)
Other	73,391
Valuation allowance	(845,528)
Total noncurrent deferred taxes, net	$(52,374)

Other liabilities on the consolidated balance sheet include $230,092 as a provision for uncertain tax positions.

5.    Employee Benefit Plans

Effective January 1, 2004, the Company established a 401(k) plan (the Plan). Qualified participants must be at least 21 years of age and have completed three months of service with the Company. Participants may contribute up to the maximum amount allowable by current federal regulations. The Company may make matching contributions equal to a discretionary percentage, not limited to current or accumulated net profits. Effective January 1, 2008, the Company elected to match employee contributions dollar for dollar on the first three percent of employee deferral, and fifty cents on the dollar for the next two percent deferred by the employee. Also, effective January 1, 2008 employees are immediately vested in the Company safe harbor match. The Company’s contribution to the Plan was $415,138 for the year ended December 31, 2019.
6.     Related Party

The Company conducts business with a contract manufacturer in China. The owner of the Company’s primary contract manufacturer owns approximately 13% of the outstanding stock of Reel Holding Corporation. The Company had $28,662,974 of transactions with the contract manufacturer for the year ended December 31, 2019. Amount owed to the contract manufacturer at December 31, 2019 was $1,716,758. As of December 31, 2019, the contract manufacturer had an accounts receivable balance of $18,472.

The Company pays a quarterly management fee to Glenbrook Consumer Partners. Fees paid were $650,000 during the year ended December 31, 2019. In addition, the Company’s parent maintains an equity incentive plan for the benefit of the Company’s employees, consultants, and board members (Note 2).

As part of the April 6, 2018 stock repurchase, the Company distributed $550,800 to its parent in order to repurchase 20,000 shares of common stock from a related party at a price of $27.54 per share, which represented fair market value at the date of the transaction.

7.    Subsequent Events

Boa has evaluated subsequent events up through April 28, 2020, the date the financial statements were originally issued.

On January 6, 2020, an investment banking group was engaged to explore the possibility of a recapitalization of the Company. As of April 28, 2020, the date the financial statements were issued, no specific conclusions have been made.

Boa Technology Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2019

8.    Subsequent Events (unaudited)

Boa has evaluated subsequent events up through December 28, 2020, the date the financial statements were reissued.

The Company has evaluated subsequent events from the original issuance date of April 28, 2020 through December 28, 2020, the date at which the consolidated financial statements were available to be re-issued. On October 16, 2020 Compass Diversified (NYSE: CODI) acquired the Company for a purchase price of $454 million (excluding working capital, other customary adjustments, and acquisition related costs) with an initial equity ownership of 82%. The Company’s management team and existing shareholders invested alongside CODI and own the remaining 18%.